As filed with the Securities and Exchange Commission on August 7, 2017
Registration No. 333-_________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)
Maryland			52-1200960

(State or other jurisdiction of incorporation or organization)			(IRS Employer Identification Number)

100 International Drive Baltimore, Maryland			21202

(Address of principal executive offices)			(Zip code)
LEGG MASON, INC. 2017 EQUITY INCENTIVE PLAN

(Full title of the plan)

THOMAS C. MERCHANT
Executive Vice President and General Counsel
Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202

(Name and address of agent for service)

(410) 539-0000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☑ Accelerated filer    Non-accelerated filer   Smaller reporting company

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock ($.10 Par Value)	8,269,000 shares	$38.26	$316,371,940	$36,667.51

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Legg Mason, Inc. 2017 Equity Incentive Plan in connection with stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457. The proposed maximum offering price per share is based upon the average of the high and low sale prices for Legg Mason, Inc. common stock on the New York Stock Exchange on August 4, 2017.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

(c) The Registrant's Current Reports on Form 8-K dated April 26, 2017, June 5, 2017, July 10, 2017, July 26, 2017 and July 28, 2017 (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items).

(d) The description of the Registrant's common stock, $.10 par value, contained in Amendment No. 6 to the Registrant's Application for Registration on Form 8-A, filed September 29, 2006.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of the Registrant's common stock registered hereby has been passed upon for the Registrant by Thomas C. Merchant, Esq., the Registrant's Executive Vice President and General Counsel. Mr. Merchant beneficially owns, or has rights to acquire under an employee benefit plan of the Registrant, an aggregate of less than one percent of the common stock of the Registrant.

Item 6.	Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law ("Section 2-418") establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

The Registrant's Bylaws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate coverage of $180,000,000.

The foregoing summaries are subject to the complete text of the statute, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 8.	Exhibits.

Exhibit Number	Description of Document

4.1	Legg Mason, Inc. 2017 Equity Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement for the Registrant's 2017 Annual Meeting of Stockholders).
4.2	Articles of Incorporation of the Registrant, as amended (incorporated by reference to the Registrant's Current Report on Form 8-K for the event on July 26, 2011).
4.3	Bylaws of the Registrant, as amended and restated July 26, 2011 (incorporated by reference to the Registrant's Current Report on Form 8-K for the event on July 26, 2011).
5	Opinion of Thomas C. Merchant, Esq., Executive Vice President, Secretary and General Counsel of the Registrant, filed herewith.
23(a)	Consent of Independent Registered Public Accounting Firm, filed herewith.
23(b)	Consent of Thomas C. Merchant, Esq. (included in Exhibit 5).
24	Powers of Attorney of certain directors of the Registrant (included on signature pages hereto).

Item 9.            Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 7th day of August, 2017.

LEGG MASON, INC.

	By:	/s/ Thomas C. Merchant

Thomas C. Merchant Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Sullivan, Peter H. Nachtwey and Thomas C. Merchant, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph A. Sullivan	Chairman of the Board, President	August 7, 2017

Joseph A. Sullivan	and Chief Executive Officer (Principal Executive Officer)
/s/ Peter H. Nachtwey	Senior Executive Vice President and	August 7, 2017

Peter H. Nachtwey	Chief Financial Officer (Principal Financial and Accounting Officer)

[SIGNATURES CONTINUED]

/s/ Robert E. Angelica	Director	August 7, 2017

Robert E. Angelica

/s/ Tianqiao Chen	Director	August 7, 2017

Tianqiao Chen

/s/ Wen-Yu (“Robert”) Chiu	Director	August 7, 2017

Wen-Yu (“Robert”) Chiu

/s/ Carol Anthony (“John”) Davidson	Director	August 7, 2017
Carol Anthony ("John") Davidson

/s/ Barry W. Huff	Director	August 7, 2017

Barry W. Huff

/s/ John V. Murphy	Director	August 7, 2017

John V. Murphy

/s/ W. Allen Reed	Director	August 7, 2017

W. Allen Reed

/s/ Margaret Milner Richardson	Director	August 7, 2017

Margaret Milner Richardson

/s/ Kurt L. Schmoke	Director	August 7, 2017

Kurt L. Schmoke

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Legg Mason, Inc. 2017 Equity Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement for the Registrant's 2017 Annual Meeting of Stockholders).

4.2	Articles of Incorporation of the Registrant, as amended (incorporated by reference to the Registrant's Current Report on Form 8-K for the event on July 26, 2011).

4.3	Bylaws of the Registrant, as amended and restated July 26, 2011 (incorporated by reference to the Registrant's Current Report on Form 8-K for the event on July 26, 2011).

5	Opinion of Thomas C. Merchant, Esq., Executive Vice President, Secretary and General Counsel of the Registrant, filed herewith.

23(a)	Consent of Independent Registered Public Accounting Firm, filed herewith.

23(b)	Consent of Thomas C. Merchant, Esq. (included in Exhibit 5).

24	Powers of Attorney of certain directors of the Registrant (included on signature pages hereto).